Exhibit 10.2
SALESFORCE, INC.
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
1.PURPOSES OF THE PLAN. The purposes of this Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Bonus Awards, Performance Units and Performance Shares.
2.DEFINITIONS. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(d)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Bonus Awards, Performance Units or Performance Shares.
(e)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f)“Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Administrator.

(g)“Board” means the Board of Directors of the Company.
(h)“Cause” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(i)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;
(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(j)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(k)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(l)“Common Stock” means the common stock of the Company.

(m)“Company” means Salesforce, Inc., a Delaware corporation, or any successor thereto.
(n)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary or other Affiliate to render services to such entity.
(o)“Director” means a member of the Board.
(p)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(q)“Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.
(r)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary or other Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or an Affiliate. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to participate in an Award Transfer Program, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(u)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the mean of the closing bid and asked prices for the Common Stock, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(v)“Fiscal Year” means the fiscal year of the Company.
(w)“Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.
(x)“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(y)“Inside Director” means a Director who is an Employee.
(z)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(aa)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(bb)“Option” means a stock option granted pursuant to the Plan.
(cc)“Outside Director” means a Director who is not an Employee.
(dd)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ee)“Participant” means the holder of an outstanding Award.
(ff)“Participating Company” means the Company or any Affiliate.

(gg)“Performance Bonus Award” means a cash award set forth in Section 12.
(hh)“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures:
(i)revenue;
(ii)gross margin;
(iii)operating margin;
(iv)operating income;
(v)operating profit or net operating profit;
(vi)pre-tax profit;
(vii)earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings);
(viii)net income;
(ix)cash flow (including operating cash flow or free cash flow);
(x)expenses;
(xi)the market price of the Common Stock;
(xii)earnings per share;
(xiii)return on stockholder equity;
(xiv)return on capital;
(xv)return on assets or net assets;
(xvi)return on equity;
(xvii)return on investment;
(xviii)economic value added;
(xix)number of customers;

(xx)stock price;
(xxi)growth in stockholder value relative to the moving average on the S&P 500 Index or another index;
(xxii)market share;
(xxiii)contract awards or backlog;
(xxiv)overhead or other expense reduction;
(xxv)credit rating;
(xxvi)objective customer indicators;
(xxvii) new product invention or innovation;
(xxviii) attainment of research and development milestones;
(xxix)improvements in productivity; and
(xxx)any other measure or metric the Administrator deems appropriate.
The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share or per-capita basis, (v) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, Affiliate and/or other segment) and/or (vi) on a pre-tax or after-tax basis. The Administrator shall determine whether any significant element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Administrator, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.
(ii)“Performance Period” means the time period determined by the Administrator in its sole discretion during which the performance objectives must be met.
(jj)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(kk)“Performance Unit” means an Award denominated in cash which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(ll)“Plan” means this Amended and Restated 2013 Equity Incentive Plan.
(mm)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(nn)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(oo)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(pp)“Section 16(b)” means Section 16(b) of the Exchange Act.
(qq)“Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
(rr)“Securities Act” means the Securities Act of 1933, as amended.
(ss)“Service Provider” means an Employee, Director or Consultant. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be a Service Provider and the effective date of such individual’s status as, or cessation of status as, a Service Provider. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
(tt)“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
(uu)“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
(vv)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ww)“Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the

Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).
3.STOCK SUBJECT TO THE PLAN.
(a)Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 292,700,000 plus (i) any Shares that, as of the date stockholders initially approve the Plan, have been reserved but not issued pursuant to any awards granted under the 2004 Equity Incentive Plan (the “2004 Plan”) and/or the 2004 Outside Directors Stock Plan (the “Director Plan” and, together with the 2004 Plan, the “Prior Plans” and each, a “Prior Plan”) and are not subject to any awards granted thereunder, with the Shares subject to the awards referenced in this clause (i) credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and (ii) any Shares subject to stock options or other awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, expire or otherwise terminate without having been vested or exercised in full, Shares issued pursuant to awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, are forfeited to or repurchased by the Company due to failure to vest, and Shares subject to awards granted under a Prior Plan that, after the date stockholders initially approve the Plan, would have, but for the termination of the applicable Prior Plan, again become available for future use under the terms of such Prior Plan (as applicable), with the Shares subject to those of the awards referenced in this clause (ii) that are stock options and/or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and the Shares subject to those of the awards referenced in this clause (ii) that are awards other than stock options or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as two and fifteen- one hundredths (2.15) Shares for every one (1) Share subject thereto. Notwithstanding the foregoing, the maximum number of Shares to be added to the Plan pursuant to clause (i) of the prior sentence shall be equal to 23,800,000 Shares and the maximum number of Shares to be added to the Plan pursuant to clause (ii) of the prior sentence shall be equal to 54,332,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Awards of Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as one (1) Share for every one (1) Share subject thereto. Any Shares subject to Awards granted under the Plan other than Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto and shall be counted as two and fifteen-one hundredths (2.15) Shares for every one (1) Share returned to or deemed not issued from the Plan pursuant to this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Notwithstanding the foregoing, Shares used to pay the exercise price or purchase price of an Award other than an Option or SAR or to satisfy the tax withholding obligations related to an Award other than an Option or SAR will become available for future grant and/or sale under the Plan; Shares used to pay the exercise price or purchase of an Option or SAR or to satisfy the tax withholding obligations related to an Option or SAR will not become available for future grant or sale under the Plan. To the extent an Award (including a Dividend Equivalent) under the Plan is paid out in cash rather than Shares, whether pursuant to a Performance Bonus Award or other Award, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).
(c)Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.ADMINISTRATION OF THE PLAN.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws. The Administrator may, in its discretion and to the extent permitted by Applicable Laws, delegate to a Committee, including but not limited to, comprised of one or more Officers, the authority to grant one or more Awards, without further approval of the Administrator, on such terms and conditions as the Administrator, in its discretion, deems appropriate. To the extent of any delegation by the Administrator, references to the Administrator in the Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).
(iv)Delegation of Authority for Day-to-Day Administration; Authority of Officers. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)to determine the Fair Market Value;
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the method of payment for Shares purchased under any Award, the method for satisfaction of any tax withholding obligation arising in connection with an Award, the time or times when Awards may be exercised (which may be based on performance criteria), subject to any minimum vesting requirements set forth in the Plan, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program (provided that the Administrator may not institute an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders);

(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;
(ix)to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);
(x)to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 17 of the Plan;
(xi)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;
(xii)to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;
(xiii)to determine whether Awards will be settled in Shares, cash or in any combination thereof;
(xiv)to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(xv)to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and
(xvi)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.
5.ELIGIBILITY. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Performance Bonus Awards may be granted only to Employees. Incentive Stock Options may be granted only to Employees of the Company or Parent or Subsidiary of the Company.
6.LIMITATIONS.
(a)Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. Further, if for any reason an Option (or portion thereof) designated as an Incentive Stock Option shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option granted under the Plan. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(b)Employee Award Limitations. The following limitations shall apply to Awards under the Plan: subject to adjustment as provided in Section 15, during any Fiscal Year, no Employee will be granted:
(i)Options and/or SARs covering more than a total of 20,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Options and/or SARs covering up to a total of 8,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;
(ii)Restricted Stock and/or Restricted Stock Units and/or Performance Shares covering more than 10,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Restricted Stock, Restricted Stock Units and/or Performance Shares covering up to a total of 4,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;
(iii)Performance Units having an initial value greater than $15,000,000; provided, however, that in connection with his or her initial employment, an Employee may be granted additional Performance Units in the Fiscal Year in which his or her service as an Employee first commences having an initial value no greater than $5,000,000; and
(iv)Performance Bonus Awards that could result in such Employee receiving more than $10,000,000 in any one Fiscal Year.
If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15(c)), the cancelled Award will be counted against the limits set forth in this subsection (b).
(c)Outside Director Award Limitations. Subject to adjustment as provided in Section 15, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 60,000 Shares. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, shall not count for purposes of this limitation.
(d)Minimum Vesting. Notwithstanding anything in the Plan to the contrary, equity-based Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or Disability or in the event of a transaction described in Section 15(c). Notwithstanding the foregoing, up to 5% of the sum of (a) the number of Shares available for future grants on the date the Board approved this amended and restated version of the Plan, plus (b) the increase in the number of Shares available for grant under the Plan (as described in Section 3(a)) approved by the Company’s stockholders at the 2023 annual meeting, may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.
7.STOCK OPTIONS.
(a)Grant of Option. Subject to the terms and conditions of the Plan, Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares granted to any Service Provider. Each Option shall be evidenced by an Award Agreement (which may be in electronic form) that shall specify the exercise price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.

(b)Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. In the case of an Incentive Stock Option, the term will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)Option Exercise Price and Consideration.
(i)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option
(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)Waiting Period and Exercise Dates. Subject to Section 6 and the other terms and conditions of the Plan, at the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant, (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.
(d)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend, Dividend Equivalent or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or as a result of a termination for Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the

Option will remain exercisable for ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. The Participant’s status as a Service Provider shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the Participant’s termination as a Service Provider.
(v)Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s status as a Service Provider is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination as a Service Provider.

(e)Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 7(d) is prevented by the provisions of Section 26 below, the Option shall remain exercisable until ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.
(f)Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 7(d) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, and (ii) the expiration of the term of such Option as set forth in the Award Agreement.
8.RESTRICTED STOCK.
(a)Grant of Restricted Stock. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares, if any, have lapsed.
(c)Transferability. Except as provided in this Section 8, Section 14 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period (if any).
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(i)General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set restrictions based upon continued employment or service, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(e)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the vesting period or at such other time as the Administrator may determine. The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and/or removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.
(f)Legend on Certificates. The Administrator, in its discretion, may require that one or more legends be placed on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.
(g)Voting Rights. During the vesting period, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(h)Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Notwithstanding anything herein to the contrary, dividends or other distributions credited/payable in connection with Shares of Restricted Stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying Award and will not be paid until the underlying Award vests.
(i)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.
9.RESTRICTED STOCK UNITS.
(a)Grant. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c)Vesting Criteria and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.
(i)General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued

employment or service, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(d)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.
(e)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(f)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.
(g)Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Except as otherwise provided in an Award Agreement, Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Shares (or as of the record date if the Restricted Stock Units are settled on or after the record date and before the date of payment of the cash dividend) and the number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid (or to be paid) on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per Share as of the date such Dividend Equivalents are credited. Any such additional Restricted Stock Units shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. For the avoidance of doubt, such additional Restricted Stock Units or other Dividend Equivalents will not vest or be paid prior to the time that the original Award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15 appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.
10.STOCK APPRECIATION RIGHTS.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. Until Shares are issued in respect of a Stock Appreciation Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right.
(d)Stock Appreciation Right Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Stock Appreciation Right grant will be evidenced by an Award Agreement (which may be in electronic form) that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Sections 7(d), 7(e) and 7(f) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
11.PERFORMANCE UNITS AND PERFORMANCE SHARES.
(a)Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant.
(b)Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Performance Shares and Performance Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Performance Shares or Performance Units, as applicable, granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(d)Performance Objectives and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, as applicable, that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units and Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(i)General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued employment or service, the achievement of specific Performance Goals or other performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(e)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as applicable, will be entitled to receive a payout of the number of Performance Units or Performance Shares, as applicable, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.
(f)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units and Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or in a combination thereof.
(g)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares, as applicable, will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.
(h)Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Performance Units and/or Performance Shares until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Award of Performance Shares that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Performance Shares are settled. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator, and may be paid on the same basis as settlement of the related Performance Share. Except as otherwise provided in an Award Agreement, Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Performance Shares as of the date of payment of such cash dividends on Shares (or as of the record date if the Performance Shares are settled on or after the record date and before the date of payment of the cash dividend) and the number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid (or to be paid) on such date with respect to the number of Shares represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per Share as of the date such Dividend Equivalents are credited. Any such additional Performance Shares shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Performance Shares originally subject to the Award of Performance Shares. For the avoidance of doubt, such additional Performance Shares or other Dividend Equivalents will not vest or be paid prior to the time that the original Award vests. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15 appropriate adjustments shall be made in the Participant’s Award of Performance Shares so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.
12.PERFORMANCE BONUS AWARDS.
(a)Grant of Performance Bonus Awards. Subject to the terms and conditions of the Plan, Performance Bonus Awards may be granted to Employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion, in the form of a cash bonus payable upon the attainment of Performance Goals and/or other performance objectives that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.
(b)Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the amount of the cash bonus that could be earned under a Performance Bonus Award.
13.LEAVES OF ABSENCE/TRANSFER BETWEEN LOCATIONS. Unless the Administrator provides otherwise or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical, such that vesting shall cease on the first day of any such unpaid personal leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary or Affiliate. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14.TRANSFERABILITY OF AWARDS.
(a)Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative). If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15.ADJUSTMENTS; DISSOLUTION OR LIQUIDATION; MERGER OR CHANGE IN CONTROL.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Section 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Any fractional share resulting from an adjustment pursuant to this Section 15(a) shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph), including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.
In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d)Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor or acquiring corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
16.DEFERRALS. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion and, unless otherwise expressly determined by the Administrator, shall comply with the requirements of Section 409A.
17.TAX.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due,

the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Administrator in its discretion from time to time, these methods may include one or more of the following (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld or remitted, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Administrator, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.
(c)Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.
18.NO EFFECT ON EMPLOYMENT OR SERVICE. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the

Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
19.DATE OF GRANT. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
20.TERM OF PLAN. Subject to Section 29 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from March 10, 2022 unless terminated earlier under Section 21 of the Plan. For the avoidance of doubt, neither the amendment and restatement of the Plan in 2018, nor any subsequent amendment and/or restatement is intended to, and shall not be interpreted to, modify any Awards granted prior to approval of the amendment and restatement of this Plan by the Company’s stockholders at its 2018 annual meeting to the extent such modification would result in a loss of deductibility under Code Section 162(m).
21.AMENDMENT AND TERMINATION OF THE PLAN.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless required by Applicable Law or mutually agreed between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
22.CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
23.SEVERABILITY. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

24.FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
25.UNFUNDED OBLIGATION. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
26.CONDITIONS UPON ISSUANCE OF SHARES.
(a)Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
27.INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

28.FORFEITURE EVENTS. To the extent applicable, Awards shall be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.
29.STOCKHOLDER APPROVAL. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.